UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2023

Clean Earth Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 508-1531

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, one right and one-half of one redeemable warrant	CLINU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units, par value $0.0001 per share	CLIN	The Nasdaq Stock Market LLC
Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A common stock	CLINR	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CLINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

First Amendment to the Business Combination Agreement

On April 12, 2023, Clean Earth Acquisitions Corp., a Delaware corporation (the “Company”), entered into that certain First Amendment to the Business Combination Agreement (the “First Amendment to the Business Combination Agreement”) with Alternus Energy Group Plc, a public limited company incorporated under the laws of Ireland (the “Seller”), and Clean Earth Acquisitions Sponsor, LLC (the “Sponsor”), in its capacity as representative of the Company and solely for certain sections of the Business Combination Agreement (as defined below), which amends the Business Combination Agreement, dated as of October 12, 2022, by and among the Company, the Seller, and the Sponsor (the “Business Combination Agreement”).

The First Amendment to the Business Combination Agreement was approved by the board of directors of the Company and the board of directors of the Seller.

Below is a description of the First Amendment to the Business Combination Agreement. The description below does not purport to be complete and is qualified in its entirety by the terms and conditions of the First Amendment to the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1.

Reduction in Valuation

The Business Combination Agreement had contemplated that, as consideration for the transactions contemplated by the Business Combination Agreement, the Company would issue to the Seller a number of shares of Class A Common Stock of the Company (the “Common Stock”), valued at $10 per share, equal to $550,000,000 plus or minus an estimated working capital adjustment (which will be not greater or less than $10,000,000), of which 1,000,000 shares of Common Stock will be deposited into a working capital escrow account to satisfy any post-closing working capital adjustments.

The First Amendment to the Business Combination Agreement amended the Business Combination Agreement by reducing the $550,000,000 amount to $275,000,000.

As a result of the First Amendment to the Business Combination Agreement, as consideration for the transactions contemplated by the Business Combination Agreement, the Company will issue to the Seller a number of shares of Common Stock, valued at $10 per share, equal to $275,000,000 plus or minus an estimated working capital adjustment (which will be not greater or less than $10,000,000), of which 1,000,000 shares of Common Stock will be deposited into a working capital escrow account to satisfy any post-closing working capital adjustments.

Reduction in Earnout Shares and Modification of Earnout Milestones

In addition, the Business Combination Agreement had contemplated that, at the closing of the transactions contemplated by the Business Combination Agreement, 35,000,000 shares of Common Stock would be deposited into an earnout escrow account and will be released, in whole or part, to the Seller if certain earnout milestones are met.

The First Amendment to the Business Combination Agreement amended the Business Combination Agreement by (i) reducing the 35,000,000 shares to 20,000,000 shares and (ii) modifying the earnout milestones.

As a result of the First Amendment to the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement, 20,000,000 shares of Common Stock (the “Earnout Shares”) will be deposited into an earnout escrow account and will be released, in whole or part, to the Seller if certain earnout milestones are met at the end of fiscal years ending December 31, 2023, December 31, 2024 and December 31, 2025. The earnout milestones are: (i) if the Adjusted EBITDA (as defined below) for the fiscal year ending on December 31, 2023 is at least $16,000,000 and the Company’s share price is at least $11.00 for a minimum number of trading days (as set forth in the Business Combination Agreement), then 6,000,000 Earnout Shares will be released to the Seller, (ii) if Adjusted EBITDA for the fiscal year ending on December 31, 2024 is at least $52,000,000 and the Company’s share price is at least $13.00 for a minimum number of trading days (as set forth in the Business Combination Agreement), then 6,000,000 Earnout Shares will be released to the Seller, and (iii) if Adjusted EBITDA for the fiscal year ending on December 31, 2025 is at least $156,000,000 and the Company’s share price is at least $15.00 for a minimum number of trading days (as set forth in the Business Combination Agreement), then 8,000,000 Earnout Shares will be released to the Seller. If any of the earnout milestones are not met, the Earnout Shares that would have been released to the Seller will be released to the Seller if a subsequent earnout milestone is met. In addition, if any earnout milestone based on Adjusted EBITDA has been met, but the corresponding earnout milestone based on share price has not been met, Earnout Shares may be released to the Seller if share price targets or a calculated share price based on a multiple of Adjusted EBITDA reduced by net debt are met during the five-year period from the date of the applicable milestone (i.e., 5 years after 2023 for the first earnout milestone, 5 years after 2024 for the second earnout milestone and 5 years after 2025 for the third earnout milestone). Any Earnout Shares remaining in the earnout escrow account that have not been released to the Seller will be released to the Company. Adjusted EBITDA, which is defined as “Adjusted EBITDA” as set forth in the Company’s Annual Report on Form 10-K in the Management’s Discussion and Analysis, is a non-GAAP measure and should not be construed as more relevant measures of operational performance than financial information under generally accepted accounting principles (GAAP).

Citigroup Forfeiture of Remaining Deferred Discount

On April 17, 2023, Citigroup Global Markets Inc. (“Citigroup”), one of the underwriters of the Company’s initial public offering, agreed to forfeit the remaining deferred discount payment of $3,622,500 that is to be paid to Citigroup upon the consummation of the Company’s initial business combination, such that when taken together with that certain letter agreement, dated July 6, 2022, between Citigroup and the Company, Citigroup agrees to forfeit the entire deferred discount payment of $7,245,000 that is to be paid to Citigroup upon the consummation of the Company’s initial business combination. The foregoing is only a summary of the deferred discount forfeiture and does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement. A copy of the letter agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	First Amendment to the Business Combination Agreement, dated as of April 12, 2023, by and among Clean Earth Acquisitions Corp., Alternus Energy Group Plc and Clean Earth Acquisitions Sponsor LLC.
10.2	Letter Agreement, dated April 17, 2023
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2023

Clean Earth Acquisitions Corp.

By:	/s/ Aaron T. Ratner
Name: Aaron T. Ratner
Title: Chief Executive Officer